UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2009

MMR INFORMATION SYSTEMS, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

468 NORTH CAMDEN DRIVE, 2nd FLOOR BEVERLY HILLS, CA		90210
(Address of Principal Executive Offices)		(Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant's Certifying Accountant.

This Form 8-K/A is being filed to provide certain required disclosures for Item 4.01 (which were previously omitted in the Current Report on Form 8-K filed on December 23, 2009) in connection with the dismissal by MMR Information Systems, Inc. (the "Company") related to the dismissal by the Company of SingerLewak LLP ("Singer") as the Company's independent registered public accounting firm.

On December 22, 2009, the Company selected Rose, Snyder & Jacobs ("Rose Snyder") as the Company's new independent registered public accounting firm for the Company. The engagement of Rose Snyder was approved by the Audit Committee of the Board of Directors of the Company (the "Audit Committee") and subsequently ratified by the Board. During the Company's fiscal years ended December 31, 2008 and December 31, 2007 and through December 18, 2009, the Company did not consult with Rose Snyder regarding any of the matters or events set forth in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

Also on December 22, 2009, the Company dismissed Singer as the Company's independent registered public accounting firm. Singer has been the Company's independent registered public accounting firm since January 27, 2009, which included the audit for the fiscal year ending December 31, 2008. The dismissal of Singer was approved by the Audit Committee and subsequently ratified by the Board.

As the Company has previously reported in its filings with the SEC, in connection with the audit for the year ended December 31, 2008, Singer identified the following deficiencies in the Company's internal control over financial reporting that were considered to be material weaknesses (the "Deficiencies"):

  Inadequate Financial Statement Close Process and Cut-Off. The Company did not perform a timely and efficient close of its financial records and did not require supporting documentation for all closing journal entries, which resulted in a significant number of post-closing entries to adjust the Company's financial statements to comply with generally accepted accounting principles.

  Lack of Financial Expertise and Accounting Staff. The Company has limited accounting personnel and limited access to experts due to its limited cash situation. Because of these limitations, the Company misapplied accounting literature and authoritative guidance, which lead to errors in its financial statements.

  Lack of Supporting Documentation and Schedules. Because of the small size of the Company prior to the merger which occurred on January 27, 2009 (the "Merger"), and the informal nature of the Company's relationships with many of its consultants and directors, the Company did not always formally and promptly document equity-related transactions or maintain detailed accounting records supporting all cash transactions. This lack of supporting documentation and schedules led to errors in determining the impact on the Company's financial statements of these transactions.

  Inadequate Journal Entry Review Process. Because of the small size of the Company prior to the Merger, the Company's journal entries were not reviewed and authorized by a person who has responsibility for oversight. This lack of oversight could lead to unauthorized entries, management override of controls or the concealment of errors and fraud.

  Documentation and Approval of Equity Grants. For the nine months ended September 30, 2009, Singer identified additional material weaknesses regarding the Company's inadequate approval process and documentation of equity grants because the Company did not formally document all equity related grants and formally approve them in Board meetings or formally document revenue arrangements with third parties.

  Improper Accrual of Invoices. The Company did not properly accrue for all outstanding invoices as of September 30, 2009.

Corrective actions for each of these Deficiencies are more fully disclosed in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009, filed on November 16, 2009.

The Audit Committee discussed each of the Deficiencies with Singer, and the Audit Committee has further authorized Singer to respond fully to any inquiries made by Rose Snyder concerning the subject matter of the Deficiencies. None of the Deficiencies resulted in a disagreement between the Company and Singer on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Singer, would have caused Singer to make reference to the subject matter of the disagreement in their reports on the financial statements for such years

Furthermore, during the fiscal year ended December 31, 2008, and in the subsequent interim periods ending September 30, 2009 and through December 22, 2009, there were no disagreements between the Company and Singer on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Singer, would have caused Singer to make reference to the subject matter of the disagreement in their reports on the financial statements for such years. Also during the fiscal year ended December 31, 2008, Singer's audit report, which included an emphasis paragraph on relating to an uncertainty as to the Company's ability to continue as a going concern, on the financial statements for the fiscal year did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company provided Singer with a copy of this Amended Current Report on Form 8-K/A prior to its filing with the Commission and requested that Singer furnish a letter addressed to the Securities and Exchange Commission stating whether Singer agrees with the statements made by the Company in response to this item 4.01 and set forth above (the "Letter"). A copy of the Letter, dated January 5, 2010, from Singer to the Commission is attached as Exhibit 16.1 to this Amended Current Report on Form 8-K/A.

A copy of the original press release announcing the dismissal of Singer and the selection of Rose Snyder as the Company's independent registered public accounting firm is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
16.1	Letter re: Change in Certifying Accountant.
99.1	MMR Information Systems, Inc. press release, dated December 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 5, 2010	MMR INFORMATION SYSTEMS, INC. By: /s/ ROBERT H. LORSCH Name: Robert H. Lorsch Title: Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter re: Change in Certifying Accountant.
99.1	MMR Information Systems, Inc. press release, dated December 23, 2009. Also provided in PDF format as a courtesy.